UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2007

Material Technologies, Inc. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	33-23617 (Commission File Number)	95-4622822 (IRS Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California (Address of principal executive offices)	90049 (Zip Code)

(310) 208-5589 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Section 5 – Corporate Governance and Management
Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 20, 2007, Material Technologies, Inc. (the “Company”) appointed Marybeth Miceli as Chief Operating Officer effective immediately.

The following is a brief description of the business background of Marybeth Miceli:

Marybeth Miceli brings a strong foundation in non-destructive and fatigue testing.  Ms. Miceli was Director of Marketing for Sam Schwartz, LLC, Engineering and Planning Consultants, New York, in the areas of infrastructure management, non-destructive testing, and fatigue testing.  Previously, she was with Lucius Pitkin, Inc., Engineering Consultants, where her responsibilities included Quality Assurance Manager and Assistant Radiation Safety Officer.  Among her duties were the supervision and performance of failure analysis investigations, fatigue testing investigations, and interfacing with government agencies on testing, regulations, and safety.  She was a director of the American Society of Non-destructive Testing, and Chairman of the Metro New York Chapter in 2003.  She is also a member of the American Society of Metals and has published several papers on non-destructive testing of bridge components and other related subjects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 24, 2007                                                              MATERIAL TECHNOLOGIES, INC.,
                                                                                              a Delaware corporation

                                                                                              /s/ Robert M. Bernstein
                                                                                              By:  Robert M. Bernstein
                                                                                              Its:  Chief Executive Officer